EXHIBIT 21.1


                           TRIDENT MICROSYSTEMS, INC.


                              LIST OF SUBSIDIARIES

         Name of Subsidiary                Jurisdiction of Incorporation       Ownership Percentage
         ------------------                -----------------------------       --------------------
Trident Microsystems (Far East) Ltd.          Cayman Islands, B.W.I.                   100%



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